Exhibit 10.2
CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

    This CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is hereby made and entered into by and between Fathom Realty Holdings, LLC (the “Company”), and Samantha Giuggio referred to in this Agreement as “you.”

    1.    Termination. You acknowledge that your employment with the Company terminated effective February 9, 2026 (the “Termination Date”). Notwithstanding the Termination Date, the Company will continue to pay your regular base wages and maintain your participation in the Company’s employee benefit plans through February 28, 2026 (the “Benefits End Date”), subject to all applicable plan terms, payroll practices, taxes, and withholdings. Except as expressly set forth in this Agreement, as provided by the specific terms of a benefit plan, or as required by law, all of your employee benefits will end as of the Benefits End Date. You hereby represent that you have returned to the Company all Company-owned equipment, keys or passes, software, files, samples, training materials, programs and documents (including any copies) in the same condition as when provided to you, reasonable wear and tear excepted. Your return of Company property is an express requirement under this Agreement and a condition precedent to your receipt of the Separation Benefits described in Section 2 below. In addition, you acknowledge that, upon receipt of your final paycheck, you will have been paid all wages for labor or services rendered by you for the Company or on the Company’s behalf through the Termination Date, including 184.6 hours of paid time off, which includes and exceeds your accrued but unused paid time off balance totaling 24.60 hours. Payment of such earned wages is not contingent upon your execution of this Agreement.

    2.    Separation Benefits. In exchange for your execution and non-revocation of this Agreement, the Company will provide you with the following payments and benefits (collectively referred to herein as the “Separation Benefits”):

        a.    the Company will pay you $206,250.00, representing your base salary immediately in effect prior to the Termination Date for a period of nine (9) months (the “Separation Pay”), to be paid in equal installments over the nine (9) month period following the Benefits End Date in accordance with the Company’s regular payroll schedule and procedures and starting on the first regularly scheduled payday following the Effective Date, as defined in Section 12 below. The first payment made under Section 2(a) will include any amounts accrued since the Benefits End Date.

    b.    subject to your timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse you for the premiums that would be payable by you for continued participation in the Company’s group health plan that covers your (and your eligible dependents), from the Benefits End Date until the earliest of (A) nine (9) months following the Benefits End Date, (B) the first date that you are no longer eligible for COBRA, in which case you shall notify the Company, and (C) the first date you become eligible for health benefits from another employer, in which case you shall notify the Company; provided, however, that if the Company determines that the reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, provide you with a monthly payment, payable on the last day of a given month, in an amount equal to your monthly COBRA health and welfare premiums, until the earliest of (A) nine (9) months following the Benefits End Date, (B) the first date that you are no longer eligible for COBRA, in which case you shall notify the Company, and (C) the first date you become eligible for health benefits from another employer, in which case you shall notify the Company; and provided further that the Company will have the right to discontinue such insurance continuation payments on behalf of you and pay you a lump sum amount equal to the remaining insurance continuation payments multiplied by the number of months remaining in the specified period if the Company determines in its discretion that continued payment of the insurance continuation subsidy is or may reasonably be determined to be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended (“COBRA Reimbursement”); and
c.    the Company shall accelerate the vesting of the 4,634 outstanding unvested Restricted Stock Units (“RSUs”) currently assigned to you such that the shares in question will be fully vested effective as of the Termination Date (the “Accelerated Shares”). The Accelerated Shares shall otherwise remain subject to the terms and conditions of the Company’s 2019 Omnibus Stock Incentive Plan, as amended, and the Restricted Stock Unit Grant Agreement between you and the Company.

You acknowledge and agree that the Company had no prior legal obligations to provide you with the Separation Benefits described in this Section 2 absent your execution and non-revocation of this Agreement, and that these Separation Benefits will only be provided to you as a result of you entering into and not revoking this Agreement.

If you do not sign this Agreement and return it to the Company within twenty-one (21) days, or if you revoke it pursuant to Section 12 below, you will not be entitled to receive the Separation Benefits described above.

    3.    Release of Claims. In exchange for the Company’s providing you with the Separation Benefits described in Section 2, above, by signing this Agreement, you release and forever discharge the Company, its parent companies, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and its respective successors, assigns, heirs, executors and administrators, (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which you ever had or now have, including but not limited to any claims arising out of or related to your employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). This release includes, without limitation, your release of the Company and the Company Parties from any claims by you for lost wages or benefits, stock options, restricted stock, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. You also specifically and forever release the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from all claims under the North Carolina Retaliatory Employment Discrimination Act, the North Carolina Occupational Safety and Health Act, the North Carolina Equal Employment Practices Act, and the North Carolina Wage and Hour Act; all claims under any similar state and local laws prohibiting discrimination, harassment and/or retaliation; and all claims under federal law based on unlawful employment discrimination, harassment and/or retaliation, including, but not limited to, claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, and the Federal Age Discrimination In Employment Act.

    You acknowledge that this release applies both to known and unknown claims that may exist between you and the Company and the Company Parties. You expressly waive and relinquish all rights and benefits which you may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date you execute this Agreement, and do so understanding and acknowledging the significance and consequences of such specific waiver. In addition, you hereby expressly understand and acknowledge that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and you explicitly took that into account in giving this release.
    Notwithstanding the foregoing, nothing in this Agreement prohibits you from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between you and the Company and the Company Parties, and by signing this Agreement, you are waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by you or on your behalf, individually or collectively. In addition, nothing in this Agreement extinguishes any claims you may have against the Company for breach of this Agreement or any claims arising from events that occur following the Effective Date of this Agreement.

    4.    Cooperation. You acknowledge and agree that in consideration of the Separation Benefits, you will be reasonably available through February 28, 2026, to respond to questions and will generally cooperate upon reasonable request to assist in the transition of your duties and responsibilities, as necessary.

    5.    No Admissions. You understand, acknowledge and agree that the release set out above in Section 3 is a final compromise of any potential claims by you against the Company and/or the Company Parties in connection with your employment by the Company, and is not an admission by the Company or the Company Parties that any such claims exist or that the Company or any of the Company Parties are liable for any such claims. By signing this Agreement, you agree and acknowledge that you have no cause to believe that any violation of any local, state or federal law has occurred with respect to your employment or separation of employment from the Company, including but not limited to any violation of any federal, state municipal, foreign or international whistleblower or fraud law, statute or regulation.

    6.    Confidentiality. You hereby represent and agree that you will not (except as required by law) disclose information regarding the specific terms of this Agreement, to anyone except your immediate family, your attorney and accountant or financial advisor as reasonably necessary.

7.Restrictive Covenants.

a.Definitions. As used in this Agreement, the following terms have the meanings given to such terms below.

i.“Business” means (A) the operation of a real estate brokerage; and (B) the business(es) in which the Company was actively engaged at the time of, or during the 12-month period immediately preceding, the Termination Date, provided that this clause (B) will only apply if you were involved with such other business.

ii.“Customer” means any person or entity who is or was a customer or client of the Company at the time of, or during the 12-month period immediately preceding, the Termination Date, and with whom you had dealings on behalf of the Company in the course of your employment with the Company during such period, or about whom you learned or received Confidential Information in the course of your employment with Company during such period.

iii.“Company Employee” means any person who is or was an employee or consultant of the Company during the 12-month period immediately preceding the Termination Date.

iv.“Restricted Period” means the period commencing on the Termination Date and ending 9 months after such date, provided, however, that this period will not run during any time you are in violation of this Section, it being the intent of the Parties that the Restricted Period will be extended for any period of time in which you are in violation of this Section so as to provide the Company with the full benefit of the 9-month period.

v.“Restricted Territory” means the following severable and distinct territories: (A) the United States of America; (B) each state, province or similar political subdivision in which the Company engaged in the Business in the 9-month period prior to the Termination Date; (C) each state, province, or similar political subdivision in which the Company engaged in Business with respect to which you provided material services on behalf of the Company during the 9-month period prior to the Termination Date; (D) each county, township, city or similar political subdivision in which the Company engaged in the Business in the 9-month period prior to the Termination Date; (E) each county, township, city, or similar political subdivision in which the Company engaged in the Business with respect to which you provided material services on behalf of the Company during the 9-month period prior to the Termination Date; (F) the State of North Carolina; (G) the State of South Carolina; (H) the State of Georgia; (I) the State of Virginia; (J) the State of Florida; (K) the State of Texas; (L) the State of California; and (M) the State of Arizona.

b.Non-Competition. During the Restricted Period, you will not hold any position based in or with responsibility for all or part of the Restricted Territory with any person or entity engaging in the Business, whether as an employee, consultant, or otherwise, in which you will have duties, or will perform or be expected to perform services for such person or entity, that is or are the same as or substantially similar to the position held by you or those duties or services actually performed by you for the Company within the 9-month period immediately preceding the Termination Date, or in which you will use or disclose or be reasonably expected to use or disclose any confidential or proprietary information of the Company.

c.Non-Solicitation. During the Restricted Period, you will not, directly or indirectly, on your own behalf or on behalf of any other party:

i.Call upon, solicit, divert, encourage or attempt to call upon, solicit, divert, or encourage any Customer for purposes of marketing, selling, or providing products or services to such Customer that are competitive with those offered by the Company;

ii.Induce, encourage, or attempt to induce or encourage any Customer to purchase or accept products or services that are competitive with those offered by the Company from any person or entity (other than the Company) engaging in the Business;

iii.Induce, encourage, or attempt to induce or encourage any Customer to reduce, limit, or cancel its business with the Company;

iv.Solicit, induce, or attempt to solicit or induce any Company Employee to terminate his or her employment or engagement with the Company; or

v.Otherwise interfere with or engage in any conduct that would have the effect of interfering with the business relationship between the Company and any of its vendors, suppliers, consultants, or contractors.

d.Carve-out.    Notwithstanding anything to the contrary in this Section 7, nothing herein shall prohibit you from providing consulting services to any person or entity, including a person or entity engaging in the Business, provided that such consulting services do not involve, directly or indirectly, advising on or assisting with (i) recruiting, hiring, or talent-acquisition strategies for any real estate brokerage, or (ii) the day-to-day management or operation of a real estate brokerage.

e.Acknowledgement. You acknowledge and agree that the restrictive covenants in this Agreement (i) are reasonable given your access to the confidential and proprietary information of the Company and substantial knowledge and goodwill you acquired with respect to the business of the Company as a result of your employment with the Company; (ii) are supported by adequate consideration, including the Separation Benefits; and (iii) are reasonable in time, territory, scope, and all other respects. Provisions in this Section 7 calling for a “look back” prior to the Termination Date are intended solely as a means of identifying the individuals, entities, and/or place to which the restrictions described in this Section 7 apply and are not intended to extend the length of the restrictions.

f.Judicial Modification. The Parties agree that if any portion of this Section 7 is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, or other restrictions are deemed to be invalid or unreasonable in scope, the invalid or unreasonable terms will be removed by the applicable court and replaced with terms that are valid and enforceable to the maximum extent permitted by law and that come closest to expressing the intention of such invalid or unenforceable terms.

    8.    No Disparagement. You agree that following the Termination Date, you will not denigrate, defame, disparage or cast aspersions upon the Company, the Company Parties, their products, services, business and manner of doing business, and that you will use your reasonable best efforts to prevent any member of your immediate family from engaging in any such activity; provided, however, nothing in this Agreement prohibits you from providing truthful information and/or testimony in connection with any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency. Upon inquiry from any third party, the Company will release only your dates of employment and positions held, unless you provide written authorization and a release for the Company to provide additional information.

    9.    Relief and Enforcement. You understand and agree that if you violate the terms of Sections 6, 7, or 8 of this Agreement, you will cause injury to the Company and/or one or more of the Company Parties) that will be difficult to quantify or repair, so that the Company (and/or the Company Parties) will have no adequate remedy at law. Accordingly, you agree that if you violate Sections 6, 7, or 8 of this Agreement, the Company (or the Company Parties) will be entitled as a matter of right to obtain an injunction from a court of law, restraining you from any further violation of this Agreement. The right to an injunction is in addition to, and not in lieu of, any other remedies that the Company (or the Company Parties) has at law or in equity, including but not limited to monetary damages.

    10.    No Modifications; Governing Law; Entire Agreement. This Agreement cannot be changed or terminated verbally, and no modification or waiver of any of the provisions of this Agreement will be effective unless it is in writing and signed by both parties. The Parties agree that this Agreement is to be governed by and construed in accordance with the laws of the State of North Carolina, and that any suit, action or charge arising out of or relating to this Agreement will be adjudicated in the state or federal courts in Wake County, North Carolina. This Agreement sets forth the entire and fully integrated understanding between the Parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein.

    11.    Voluntary Execution. By signing below, you acknowledge that you have read this Agreement, that you understand its contents, and that you have relied upon or had the opportunity to seek the legal advice of your attorney, who is the attorney of your own choosing.

    12.    Review Period; Right to Revoke. YOU HAVE 21 DAYS AFTER RECEIPT OF THIS AGREEMENT TO REVIEW AND CONSIDER WHETHER TO ACCEPT THIS AGREEMENT, INCLUDING THE WAIVER OF ANY POTENTIAL CLAIMS YOU MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU MAY SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE 21 DAY REVIEW PERIOD. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. ONCE SIGNED BY YOU, THIS AGREEMENT IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “REVOCATION PERIOD”). IN ORDER TO REVOKE YOUR ACCEPTANCE OF THE AGREEMENT, YOU MUST DELIVER WRITTEN NOTICE TO THE ATTENTION OF AMANDA LANGFORD AT HR@FATHOMINC.COM, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED WITHIN THE SEVEN (7) DAY REVOCATION PERIOD. PROVIDED THIS AGREEMENT IS NOT TIMELY REVOKED, IT SHALL BECOME EFFECTIVE AND ENFORCEABLE ON THE EIGHTH (8TH) DAY AFTER THE DATE YOU SIGN THIS AGREEMENT (THE “EFFECTIVE DATE”).

    13.    Miscellaneous.

    (a)    Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement.

    (b)    The Parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.

    (c)    This Agreement shall inure to the benefit of and shall be binding upon you, your heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company. You may not assign or otherwise transfer any of your rights or obligations under this Agreement without the prior written approval of the Company.

    (d)    The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement. This Agreement may be executed in counterparts.

    (e)    Counterparts may be transmitted and/or signed by facsimile or electronic mail. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on the parties to the same extent as a manually signed original thereof.

[Signature Page Follows]

YOU HEREBY ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT AND THAT CHANGES TO THIS AGREEMENT, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THE RUNNING OF THE TWENTY-ONE (21) DAY PERIOD. IN THE EVENT THAT YOU ELECT TO SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, YOU ACKNOWLEDGE THAT IN DOING SO YOU WILL VOLUNTARILY WAIVE THE BALANCE OF THE TWENTY-ONE (21) DAYS PERMITTED FOR REVIEW. YOU ALSO ACKNOWLEDGE THAT YOU WERE ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

                    FATHOM REALTY HOLDINGS, LLC

By: /s/ Marco Fregenal
Marco Fregenal
CEO

Date: 2/10/2026

EMPLOYEE:

/s/ Samantha Giuggio
Samantha Giuggio

Date: 2/10/2026